EXHIBIT 99.1

UNRIVALED BRANDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS DECEMBER 5, 2023 AT 9:30 AM PDT

The undersigned hereby revokes all appointments of proxies previously given and appoints Sabas Carrillo and Robert Baca (the “Proxies”), and either of them with full power of substitution and revocation, as the undersigned’s attorneys and proxies, and authorizes one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Common Stock of UNRIVALED

 BRANDS, INC. (the “Company”) held of record by the undersigned on October 16, 2023, at the Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held via live audiocast on December 5, 2023 at 9:30 AM PDT, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares “FOR” in the case of the election of each director nominee named in Proposal 3, “FOR” each of Proposals 1, 2, 4, 6 and 7, and a vote of “THREE YEARS” for Proposal 5. If, before the Annual Meeting, any nominee listed in Proposal 3 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by attending the Annual Meeting and voting virtually via live audiocast, voting again by telephone or over the Internet, completing and submitting a duly completed and executed proxy bearing a later date, or submitting written notice of revocation to the Company’s transfer agent, West Coast Stock Transfer, Inc. or the Company’s Corporate Secretary prior to the voting of the proxy, which is dated as of a later date than the proxy.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
TELEPHONE:	(619) 664-4780
INTERNET:	https://www.westcoaststocktransfer.com/proxy-unrv/
CONTROL NUMBER: «CONTROL»

Go to the above Internet website. Have your proxy card in hand when you access the website. Enter your “Control Number” printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by Internet or via telephone, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by Internet or telephone only until 11:59 p.m. EDT on December 4, 2023, which is the day before the Annual Meeting date.

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ANNUAL MEETING OF THE STOCKHOLDERS OF UNRIVALED BRANDS, INC.			CONTROL NUMBER: «CONTROL»
CONTROL NUMBER: «CONTROL»

Proposal 1		→	FOR	AGAINST	ABSTAIN	Proposal 1

To approve and adopt the Agreement and Plan of Merger dated as of October 9, 2023 by and among the Company, Blum Holdings, Inc., a Delaware corporation, and Blum Merger Sub, Inc., a Nevada corporation.

			☐	☐	☐
Proposal 2			FOR	AGAINST	ABSTAIN	Proposal 2

To approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-70 and 1-for-100, as determined by our Board of Directors.

			☐	☐	☐
Proposal 3			FOR	AGAINST	ABSTAIN	Proposal 3
To elect the three (3) directors nominated by our Board of Directors as set forth in the Proxy Statement:
	1. Sabas Carrillo		☐	☐	☐
	2. James Miller		☐	☐	☐
	3. Matthew Barron		☐	☐	☐
Proposal 4			FOR	AGAINST	ABSTAIN	Proposal 4
	To approve, on an advisory, non-binding basis, the compensation of our named executive officers as described in the proxy statement.		☐	☐	☐
Proposal 5			ONE	TWO	THREE	Proposal 5
	To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be every one, two or three years.		☐	☐	☐
Proposal 6		→	FOR	AGAINST	ABSTAIN	Proposal 6
	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	☐	☐
Proposal 7		→	FOR	AGAINST	ABSTAIN	Proposal 7

To approve the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum.

			☐	☐	☐

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be

held December 5, 2023.

The proxy statement and our 2022 Annual Report to

Stockholders are available at

http://www.westcoaststocktransfer.com/proxy-unrv/

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2023

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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